Exhibit 99.1

Heritage Commerce Corp Earns $11.4 Million for the Second Quarter of 2019 and $23.5 Million for the Six Months Ended June 30, 2019

San Jose, CA — July  25, 2019 —  Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced net income was $11.4 million, or $0.26 per average diluted common share,  for the second quarter of 2019, compared to $915,000, or $0.02 per average diluted common share, for the second quarter of 2018, and $12.1 million, or $0.28 per average diluted common share, for the first quarter 2019.   For the six months ended June 30, 2019, net income was $23.5 million, or $0.54 per average diluted common share, compared to $9.7 million, or $0.24 per average diluted common share, for the six months ended June 30, 2018.  All results are unaudited.

Earnings for both the second quarter of 2019 and the first six months of 2019 included $540,000 of merger-related costs for the recently announced proposed merger with Presidio Bank (“Presidio”).  Earnings for the second quarter of 2018 and for the first six months of 2018 were reduced by merger-related costs of $8.2 million and $8.8 million, respectively.  These costs were associated with the acquisitions of Tri-Valley Bank (“Tri-Valley”) on April 6, 2018, and United American Bank (“United American”) on May 4, 2018.  In addition, the Company recorded a $6.1 million specific reserve during the second quarter of 2018 for a lending relationship that was placed on nonaccrual,  partially offset by a $1.3 million legal settlement recovery.

“The highlight of the quarter was our announced signing of a merger agreement in May 2019 with Presidio, a high-quality business bank headquartered in San Francisco,” said Walter Kaczmarek, President and Chief Executive Officer.  “We are excited about the combination of our two franchises, which we believe will create the greater San Francisco Bay Area’s premier community business bank, driving our total assets to over $4.0 billion. With the Presidio merger, we also expect to achieve revenue synergies, as well as cost savings, adding to deal-related earnings accretion.  Over the past four years, we acquired three banks, all of which were accretive to earnings in the first year following the closing of the transactions.”

“At the same time, we delivered solid earnings for the second quarter of 2019, highlighted by a $29.4 million increase in total loans at June 30, 2019 from the end of last quarter, solid credit quality and disciplined approach to cost controls,” said Mr. Kaczmarek.  “We delivered strong performance metrics with a net interest margin of 4.38%, a return on average tangible equity of 15.94%, return on average tangible assets of 1.53%, and an efficiency ratio of 54.76% for the second quarter of 2019.  We are well positioned to continue to build on our momentum as we head into the second half of the year.”

Second Quarter 2019 Highlights (as of, or for the periods ended June 30, 2019, compared to June 30, 2018,  and March 31, 2019, except as noted):

Operating Results:

♦

Diluted earnings per share were  $0.26 for the second quarter of 2019, compared to $0.02 for the second quarter of 2018, and $0.28 for the first quarter of 2019.    Diluted earnings per share were  $0.54 for the first six months of 2019, compared to $0.24 for the six months of 2018.

♦

The return on average tangible assets was 1.53%, and the return on average tangible equity was 15.94% for the second quarter of 2019,  compared to 0.12% and 1.49%, respectively, for the second quarter of 2018, and 1.63% and 17.90%, respectively, for the first quarter of 2019.  The return on average tangible assets was 1.58%, and the return on average tangible equity was 16.89%, for the first six months of 2019, compared to 0.69% and 8.43%, respectively, for the first six months of 2018.

♦

Net interest income, before provision for loan losses, increased 2% to $30.9 million for the second quarter of 2019, compared to $30.2 million for the second quarter of 2018, and remained relatively flat from $31.0 million for the first quarter of 2019.  Net interest income increased 10% to $62.0 million for the first six months of 2019, compared to $56.5 million for the first six months of 2018.

•

The fully tax equivalent (“FTE”) net interest margin improved by 8 basis points to 4.38%  for the second quarter of 2019, from 4.30% for the second quarter of 2018,  primarily due to the impact of increases in the prime rate and the rate on investment securities and overnight funds, and a higher average balance of investment securities, partially offset by a decrease in the average balance of Bay View Funding’s factored receivables, a higher cost of deposits, and a decline in the accretion of the loan purchase discount into loan interest income from the Company’s acquisitions.  The net interest margin for the second quarter of 2019 remained unchanged from 4.38% for the first quarter of 2019.

•

For the first six months of 2019, the net interest margin expanded 16 basis points to 4.38%, compared to 4.22% for the first six months of 2018, primarily due to a higher average balance of loans and securities, the impact of increases in the yields on loans, investment securities, and overnight funds, and an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions, partially offset by an increase in the cost of deposits, and a decrease in the average balance of Bay View Funding’s factored receivables.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	June 30, 2019			June 30, 2018
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$1,727,988	$23,342	5.42%	$1,713,141	$21,717	5.08%
Bay View Funding factored receivables	45,708	2,967	26.04%	52,251	3,355	25.75%
Residential mortgages	36,136	234	2.60%	42,117	285	2.71%
Purchased CRE loans	31,484	290	3.69%	36,885	329	3.58%
Loan credit mark / accretion	(5,842)	418	0.10%	(5,983)	669	0.16%
Total loans	$1,835,474	$27,251	5.96%	$1,838,411	$26,355	5.75%

•

The average yield on the total loan portfolio increased to 5.96% for the second quarter of 2019, compared to 5.75% for the second quarter of 2018, primarily due to increases in the prime rate, partially offset by a  decrease in the accretion of the loan purchase discount into loan interest income from the acquisitions.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2019			March 31, 2019
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$1,727,988	$23,342	5.42%	$1,724,723	$22,854	5.37%
Bay View Funding factored receivables	45,708	2,967	26.04%	48,502	2,953	24.69%
Residential mortgages	36,136	234	2.60%	36,770	251	2.77%
Purchased CRE loans	31,484	290	3.69%	33,344	294	3.58%
Loan credit mark / accretion	(5,842)	418	0.10%	(6,249)	455	0.10%
Total loans	$1,835,474	$27,251	5.96%	$1,837,090	$26,807	5.92%

•	The average yield on the total loan portfolio increased to 5.96% for the second quarter of 2019, compared to 5.92% for the first quarter of 2019.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2019			June 30, 2018
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$1,726,364	$46,195	5.40%	$1,577,297	$40,182	5.14%
Bay View Funding factored receivables	47,097	5,921	25.35%	50,670	6,501	25.87%
Residential mortgages	36,451	485	2.68%	42,814	578	2.72%
Purchased CRE loans	32,409	584	3.63%	37,032	652	3.55%
Loan credit mark / accretion	(6,044)	873	0.10%	(3,567)	726	0.09%
Total loans	$1,836,277	$54,058	5.94%	$1,704,246	$48,639	5.76%

•

The average yield on the total loan portfolio increased to 5.94% for the six months ended June 30, 2019, compared to 5.76% for the six months ended June 30, 2018,  primarily due to increases in the prime rate, and an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions.

•

The total purchase discount on loans from Focus Business Bank (“Focus”) loan portfolio was $5.4 million on the acquisition date of August 20, 2015, of which $486,000 remains outstanding as of June 30, 2019.  The total purchase discount on loans from Tri-Valley loan portfolio was $2.6 million on the acquisition date of April 6, 2018, of which $1.9 million remains

outstanding as of June 30, 2019.    The total purchase discount on loans from United American loan portfolio was $4.7 million on the acquisition date of May 4, 2018, of which $3.2 million remains outstanding as of June 30, 2019.

♦

The cost of total deposits increased to 0.31% for the second quarter of 2019, compared to 0.19% for the second quarter of 2018 and 0.28% for the first quarter of 2019.  The total cost of deposits was 0.30% for the six months ended June 30, 2019,  compared to 0.18% for the six months ended June 30, 2018.

♦

There was a $740,000 credit to the provision for loan losses for the second quarter of 2019, compared to a $7.2 million provision for loan losses for the second quarter of 2018, and a $1.1 million credit to the provision for loan losses for the first quarter of 2019.  There was a $1.8 million credit to the provision for loan losses for the six months ended June 30, 2019, compared to a $7.7 million provision for loan losses for the six months ended June 30, 2018.  The higher provision for loan losses for the second quarter of 2018 and first six months of 2018 included a $6.1 million specific reserve for a lending relationship that was placed on nonaccrual during the second quarter of 2018.

♦

Total noninterest income remained relatively flat at  $2.8 million for the second quarter of 2019, compared to the second quarter of 2018.   Noninterest income for the second quarter of 2018 included proceeds from a legal settlement, which was offset by higher service charges and fees on deposit accounts, and a higher gain on sale of securities for the second quarter of 2019.  Noninterest income increased to $2.8 million at June 30, 2019  from $2.5 million for the first quarter of 2019, primarily due to a $548,000 gain on sales of securities for the second quarter of 2019.

•

For the six months ended June 30, 2019, noninterest income increased to $5.2 million, compared to $5.0 million for the six months ended June 30, 2018. The increase in noninterest income for the first six months of 2019, was primarily due to higher service charges and fees on deposit accounts, and a higher gain on sales of securities for the first six months of 2019, partially offset by lower gain on sales of Small Business Administration (“SBA”) loans for the first six months of 2019, and proceeds from a legal settlement in the first six months of 2018.

•

The Company received $1.3 million proceeds from a legal settlement during the second quarter of 2018, of which $377,000 was recorded in other noninterest income, and $922,000 was credited to professional fees for recaptured legal fees previously paid by the Company.

♦

Total noninterest expense for the second quarter of 2019 decreased to  $18.4 million, compared to $24.9 million for the  second quarter of 2018, and increased from $17.9 million for the first quarter of 2019.  Noninterest expense for the six months ended June 30, 2019 decreased to  $36.4 million, compared to $40.9 million for the six months ended June 30, 2018.

•

The decrease in noninterest expense in the second quarter of 2019 and the first six months of 2019, compared to the respective periods in 2018, was primarily due to costs related to the merger transactions with Tri-Valley and United American, partially offset by higher professional fees.  Other noninterest expense included pre-tax acquisition and integration costs of $4.8 million and $5.4 million for the second quarter of 2018 and first six months of 2018, respectively. In addition, salaries and employee benefits included severance and retention expense of $3.4 million related to the Tri-Valley and United American acquisitions, for total severance, retention, acquisition and integration costs of $8.2 million for the second quarter of 2018 and $8.8 million first six months of 2018.  Professional fees for the second quarter of 2018 and first six months of 2018 included a recovery of $922,000 from a legal settlement.  Merger-related costs for both the second quarter of 2019 and the first six months of 2019 totaled $540,000 for the recently announced proposed merger with Presidio, which were included in other noninterest expense.

•

Salaries and employee benefits decreased 1% to $10.7 million for the second quarter of 2019, compared to $10.8 million for the first quarter of 2019.  Salaries and employee benefits are generally higher in the first quarter of each year due to the cyclical nature of payroll taxes, vacation accrual expense, and 401(k) matching; however, these lower expenses for the second quarter of 2019 were partially offset by annual salary increases that were effective at the beginning of the second quarter of 2019.

•	Full time equivalent employees were 309 at June 30, 2019, 303 at June 30, 2018, and 309 at March 31, 2019.

♦

The efficiency ratio was 54.76% for the second quarter of 2019, compared to 75.47% for the second quarter of 2018, and 53.47% for the first quarter of 2019.  The efficiency ratio for the six months ended June 30, 2019 was 54.12%, compared to 66.44% for the six months ended June 30, 2018.  The efficiency ratio was higher in the second quarter and first six months of 2018 primarily due to costs related to the merger transactions with Tri-Valley and United American.

♦

Income tax expense was $4.6 million for the second quarter of 2019, compared to income tax benefit of ($31,000) for the second quarter of 2018, and an income tax expense of $4.5 million for the first quarter of 2019.  Income tax expense for the six months ended June 30, 2019 was $9.1 million, compared to $3.2 million for the six months ended June 30, 2018.  The effective tax rate for the second quarter of 2019 was 28.9%, compared to (3.5%) for the second quarter of 2018, and 27.1% for the first quarter of 2019.    The effective tax rate was higher for the second quarter of 2019, compared to the first quarter of 2019, primarily due to the non-deductibility of some of the costs related to the proposed merger transaction with Presidio.  The effective tax rate for the six months ended June 30, 2019 was 28.0%, compared to 24.8% for the six months ended June 30, 2018.

•

The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships (net of low income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

♦	Total assets remained relatively flat at $3.11 billion at June 30, 2019, compared to $3.12 billion at both June 30, 2018 and March 31, 2019.

♦

Securities available-for-sale, at fair value, totaled $383.1 million at June 30, 2019, compared to $335.9 million at June 30, 2018, and $452.5 million at March  31, 2019.  At June 30, 2019, the Company’s securities available-for-sale portfolio comprised $242.6 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities),  and $140.5 million of U.S. Treasury. The pre-tax unrealized gain on securities available-for-sale at June 30, 2019 was $915,000, compared to a pre-tax unrealized loss on securities available-for-sale of ($10.8) million at June 30, 2018, and a pre-tax unrealized loss on securities available-for-sale of ($2.9) million at March  31, 2019.  All other factors remaining the same, when market interest rates are rising, the Company will experience a lower unrealized gain (or a higher unrealized loss) on the securities portfolio.

•

During the second quarter of 2019, the Company sold $59.3 million of securities available-for-sale for a net gain of $548,000.  The securities sold consisted of $41.9 million of agency mortgage-backed securities, $10.0 million of U.S. Treasury, and $7.4 million of U.S. Government sponsored entities debt securities.

♦

At June 30, 2019, securities held-to-maturity, at amortized cost, totaled $351.4 million, compared to $388.6 million at June 30, 2018, and $367.0 million at March 31, 2019.  At June 30, 2019, the Company’s securities held-to-maturity portfolio comprised $267.5 million of agency mortgage-backed securities, and $83.9 million of tax-exempt municipal bonds.

♦

The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	June 30, 2019		March 31, 2019		June 30, 2018
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$567,529	30%	$559,718	30%	$609,468	31%
Real estate:
CRE	1,037,885	55%	1,012,641	55%	1,030,884	53%
Land and construction	97,297	5%	98,222	5%	128,891	6%
Home equity	116,057	6%	118,448	6%	121,278	6%
Residential mortgages	48,944	3%	49,786	3%	54,367	3%
Consumer	10,279	1%	9,690	1%	12,060	1%
Total Loans	1,877,991	100%	1,848,505	100%	1,956,948	100%
Deferred loan fees, net	(224)	—	(187)	—	(315)	—
Loans, net of deferred fees	$1,877,767	100%	$1,848,318	100%	$1,956,633	100%

•

Loans, excluding loans held-for-sale, increased 2% to $1.88 billion at June 30, 2019, compared to $1.85 billion March 31, 2019.    Loans, excluding loans held-for-sale, decreased $78.9 million, or (4%), to $1.88 billion at June 30, 2019, compared to $1.96 billion at June 30, 2018, primarily due to a decline of $41.9 million in commercial loans (“C&I”),  $31.6 million in land and construction loans, $6.1 million in purchased commercial real estate (“CRE”) loans,  $5.2 million in home equity loans, and $5.1 million in purchased residential mortgages, partially offset by an increase of $13.1 million in CRE loans.

•	C&I line usage was 40% at June 30, 2019, compared to 37% at June 30, 2018 and March 31, 2019.

•	At June 30, 2019, 38% of the CRE loan portfolio was secured by owner-occupied real estate.

♦	The following table summarizes the allowance for loan losses (“ALLL”) for the periods indicated:

	For the Quarter Ended			For the Six Months Ended
ALLOWANCE FOR LOAN LOSSES	June 30,	March 31,	June 30,	June 30,	June 30,
(in $000’s, unaudited)	2019	2019	2018	2019	2018
Balance at beginning of period	$27,318	$27,848	$20,139	$27,848	$19,658
Charge-offs during the period	(76)	(226)	(870)	(302)	(1,115)
Recoveries during the period	129	757	197	886	417
Net recoveries (charge-offs) during the period	53	531	(673)	584	(698)
Provision (credit) for loan losses during the period	(740)	(1,061)	7,198	(1,801)	7,704
Balance at end of period	$26,631	$27,318	$26,664	$26,631	$26,664

Total loans, net of deferred fees	$1,877,767	$1,848,318	$1,956,633	$1,877,767	$1,956,633
Total nonperforming loans	$17,018	$17,315	$26,545	$17,018	$26,545
Allowance for loan losses to total loans	1.42%	1.48%	1.36%	1.42%	1.36%
Allowance for loan losses to total nonperforming loans	156.49%	157.77%	100.45%	156.49%	100.45%

•

The ALLL was 1.42% of total loans at June 30, 2019, compared to 1.36% at June 30, 2018, and 1.48% at March 31, 2019.  The ALLL to total nonperforming loans was 156.49% at June 30, 2019, compared to 100.45% at June 30, 2018, and  157.77% at March 31, 2019.

•	Net recoveries totaled $53,000 for the second quarter of 2019, compared to net charge-offs of $673,000 for the second quarter of 2018, and net recoveries of $531,000 for the first quarter of 2019.

♦	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	June 30, 2019		March 31, 2019		June 30, 2018
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Commercial and industrial loans	$6,583	39%	$6,633	38%	$19,545	74%
CRE loans	8,442	49%	8,442	49%	5,801	22%
Restructured and loans over 90 days past due and still accruing	1,323	8%	1,357	8%	511	2%
SBA loans	513	3%	570	3%	337	1%
Home equity and consumer loans	157	1%	313	2%	351	1%
Total nonperforming assets	$17,018	100%	$17,315	100%	$26,545	100%

•

NPAs totaled  $17.0 million, or 0.55% of total assets, at June 30, 2019, compared to $26.5 million, or 0.85% of total assets, at June 30, 2018, and $17.3 million, or 0.56% of total assets, at March 31, 2019.

•

A large lending relationship was placed on nonaccrual during the second quarter of 2018.  At June 30, 2019, the recorded investment of this lending relationship was $10.8 million, and the Company had a $5.9 million specific loan loss reserve allocated for this lending relationship, compared to a recorded investment of $22.9 million, and a $6.1 million specific loan loss reserve allocated for this lending relationship at June 30, 2018, and a recorded investment of $10.8 million, and a $5.9 million specific loan loss reserve allocated for this lending relationship at March 31, 2019.

•	There were no foreclosed assets at June 30, 2019, June 30, 2018, or March 31, 2019.

•

Classified assets were $31.2 million, or 1.00% of total assets, at June 30, 2019, compared to $32.3 million, or 1.03% of total assets, at June 30, 2018, and $25.2 million, 0.81% of total assets, at March 31, 2019.  The increase in classified assets at June 30, 2019, compared to March 31, 2019, was primarily due to a commercial loan customer with a majority of loans being for CRE that were moved to classified assets, but still accruing, during the second quarter of 2019.

♦

On January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842).  Under the new guidance, the Company recognizes the following for all leases, at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. While the new standard impacts lessors and lessees, the Company is impacted as a lessee of the offices and real estate used for operations.  The Company's lease agreements include options to renew at the Company's discretion. The extensions are not reasonably certain to be exercised, therefore it was not considered in the calculation of the ROU asset and lease liability. Total assets and total liabilities were $7.4 million on its consolidated statement of financial condition at June 30, 2019, as a result of recognizing right-of-use assets, included in other assets, and lease liabilities, included in other liabilities, related to non-cancelable operating lease agreements for office space.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	June 30, 2019		March 31, 2019		June 30, 2018
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$994,082	38%	$1,016,770	38%	$1,002,053	37%
Demand, interest-bearing	682,114	26%	704,996	27%	683,805	25%
Savings and money market	788,832	30%	759,306	29%	827,304	31%
Time deposits — under $250	53,351	2%	56,385	2%	72,030	3%
Time deposits — $250 and over	88,519	3%	90,042	3%	81,379	3%
CDARS — interest-bearing demand,
money market and time deposits	15,575	1%	12,745	1%	17,048	1%
Total deposits	$2,622,473	100%	$2,640,244	100%	$2,683,619	100%

•

Total deposits decreased $61.1 million, or (2)%, to $2.62 billion at June 30, 2019, compared to $2.68 billion at June 30, 2018, and decreased $17.8 million or (1%) from $2.64 billion at March 31, 2019.

•

Deposits, excluding all time deposits and CDARS deposits, decreased $48.1 million, or (2%), to $2.47 billion at June 30, 2019, compared to $2.51 billion at June 30, 2018,  and decreased $16.0 million or (1%) at June 30, 2019, compared to $2.48 billion at March 31, 2019.

♦

The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at June 30, 2019, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS	Corp	Commerce	Guidelines	Requirement (1)
Total Risk-Based	15.9%	14.9%	10.0%	10.5%
Tier 1 Risk-Based	13.0%	13.7%	8.0%	8.5%
Common Equity Tier 1 Risk-Based	13.0%	13.7%	6.5%	7.0%
Leverage	9.9%	10.5%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2019	2019	2018
Unrealized gain (loss) on securities available-for-sale	$675	$(2,010)	$(7,684)
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	316	325	358
Split dollar insurance contracts liability	(3,770)	(3,746)	(3,724)
Supplemental executive retirement plan liability	(3,931)	(3,963)	(5,469)
Unrealized gain on interest-only strip from SBA loans	408	407	653
Total accumulated other comprehensive loss	$(6,302)	$(8,987)	$(15,866)

♦

Tangible equity increased to $293.5 million at June 30, 2019, compared to $249.6 million at June 30, 2018, and $283.3 million at March  31, 2019.  Tangible book value per share was $6.75 at June 30, 2019, compared to $5.77 at June 30, 2018, and $6.54 at March 31, 2019.

Proposed Acquisition of Presidio Bank Update:

A special meeting of shareholders of Heritage Commerce Corp will be held at its principal offices located at 150 Almaden Boulevard, San Jose, California 95113 on August 27, 2019 at 1:00 PM Pacific Daylight Time (PDT).  Shareholders will be asked to approve the principal terms of the Agreement and Plan of Merger and Reorganization, dated as of May 16, 2019, by and among Heritage Commerce Corp, Heritage Bank of Commerce and Presidio Bank (the "merger agreement") and the transactions contemplated by the merger agreement, including the merger of Presidio Bank  with and  into Heritage Bank of  Commerce  (the "merger"), with Heritage Bank of Commerce surviving the merger, and the issuance of Heritage Commerce Corp common stock to the Presidio Bank shareholders in connection with the merger (the "Heritage share issuance"),  as described in the joint proxy statement/prospectus.  The record date for the meeting is July 10, 2019.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Redwood City, San Jose, San Mateo,  Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara, CA and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results.  Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) our ability to anticipate interest rate changes and manage interest rate risk; (4) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (5) volatility in credit and equity markets and its effect on the global economy; (6) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (7) our ability to achieve loan growth and attract deposits; (8) risks associated with concentrations in real estate related loans; (9) the relative strength or weakness of the commercial and real estate markets where are borrowers are located, including related asset and market prices; (10) other than temporary impairment charges to our securities portfolio; (11) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for loan losses and the Company’s provision for loan losses; (12) increased capital requirements  for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (13) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (14) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (15) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (16) our inability to attract, recruit,  and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (17) the potential increase in reserves and allowance for loan loss as a result of the transition to the current expected credit loss standard (“CECL”) established by the Financial Accounting Standards Board to account for expected credit losses; (18) possible impairment of our goodwill and other intangible assets; (19) possible  adjustment of the valuation of our deferred tax assets; (20) expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, deposit attrition, customer loss; (21) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (22) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (23) risks of loss of funding of Small Business Administration or SBA loan programs, or changes in those programs; (24) compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities , accounting and tax matters; (25) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (26) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (27) costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (28) availability of and competition for acquisition opportunities; (29) risks resulting from domestic terrorism; (30) risks of natural disasters (including earthquakes) and other events beyond our control; (31) the expected cost savings, synergies and other financial benefits from the Presidio Bank acquisition  might not be realized within the expected time frames or at all; governmental approval of the Presidio Bank acquisition may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the acquisition; conditions to the closing of the Presidio Bank acquisition may not be satisfied; Presidio’s shareholders may fail to provide the requisite consents to approve the consummation of the acquisition; the Company’s shareholders may fail to approve the issuance of the Company’s common stock in connection with the proposed Presidio Bank acquisition;  and (32) our success in managing the risks involved in the foregoing factors.

Additional Information About the Proposed Acquisition of Presidio Bank:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed acquisition transaction, Heritage Commerce Corp has filed a registration statement on Form S-4 (the "Registration Statement") with the SEC. The Registration Statement was declared by the SEC to be effective on July 15, 2019, and a  joint  proxy statement and prospectus  was distributed to the shareholders of  Presidio Bank in connection with their vote on the proposed acquisition and to the shareholders of Heritage Commerce Corp in connection with their vote on the issuance of shares of Heritage Commerce Corp common stock in connection with the proposed acquisition.

SHAREHOLDERS OF PRESIDIO BANK AND HERITAGE COMMERCE CORP ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.

The  joint proxy statement and prospectus and other relevant materials (when they become available), and any other documents filed by Heritage Commerce Corp with the SEC, can be obtained free of charge on the SEC’s website, www.sec.gov, or on HTBK’s website, www.heritagecommercecorp.com, under the “2019 Proxy Materials” link or the “SEC Filings” link, or by mail to Heritage Commerce Corp at 150 Almaden, San Jose, CA 95113, Attention: Debbie Reuter, Corporate Secretary, or by telephone at (408) 947-6900, or on Presidio Banks’s website, www.presidiobank.com, under the “Media & Investor” link and then the “Investor Relations” link and then the “Documents & Financial Statements” link and then the “Documents” link, or by mail to Presidio Bank at 1 Montgomery, Suite 2300, San Francisco, CA 94104, Attention: Cheryl Whiteside, Corporate Secretary, or by telephone at (415) 229-8405.

The directors, executive officers and certain other members of management and employees of Heritage Commerce Corp may be deemed to be participants in the solicitation of proxies in favor of the acquisition of Presidio Bank from the shareholders of Heritage Commerce Corp. Information about the directors and executive officers of Heritage Commerce Corp is included in the proxy statement for its 2019 Annual Meeting of Heritage Commerce Corp  shareholders, which was filed with the SEC on April 15, 2019.

The directors, executive officers and certain other members of management and employees of Presidio Bank may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information about the directors and executive officers of Presidio Bank is included in the joint proxy statement and prospectus provided to Presidio Bank shareholders in connection with the approval of the acquisition.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition. Free copies of this document may be obtained as described in the preceding paragraph.

Member FDIC

	For the Quarter Ended:			Percent Change From:		For the Six Months Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,	June 30,	Percent
(in $000’s, unaudited)	2019	2019	2018	2019	2018	2019	2018	Change
Interest income	$33,489	$33,449	$31,980	0%	5%	$66,938	$59,857	12%
Interest expense	2,573	2,407	1,816	7%	42%	4,980	3,345	49%
Net interest income before provision
for loan losses	30,916	31,042	30,164	0%	2%	61,958	56,512	10%
Provision (credit) for loan losses	(740)	(1,061)	7,198	30%	(110)%	(1,801)	7,704	(123)%
Net interest income after provision
for loan losses	31,656	32,103	22,966	(1)%	38%	63,759	48,808	31%
Noninterest income:
Service charges and fees on deposit accounts	1,177	1,161	972	1%	21%	2,338	1,874	25%
Gain on sales of securities	548	—	179	N/A	206%	548	266	106%
Increase in cash surrender value of
life insurance	333	330	237	1%	41%	663	600	11%
Servicing income	150	191	189	(21)%	(21)%	341	370	(8)%
Gain on sales of SBA loans	36	139	80	(74)%	(55)%	175	315	(44)%
Other	521	647	1,123	(19)%	(54)%	1,168	1,550	(25)%
Total noninterest income	2,765	2,468	2,780	12%	(1)%	5,233	4,975	5%
Noninterest expense:
Salaries and employee benefits	10,698	10,770	14,806	(1)%	(28)%	21,468	24,583	(13)%
Occupancy and equipment	1,578	1,506	1,262	5%	25%	3,084	2,368	30%
Professional fees	753	818	(289)	(8)%	361%	1,571	395	298%
Other	5,416	4,824	9,083	12%	(40)%	10,240	13,506	(24)%
Total noninterest expense	18,445	17,918	24,862	3%	(26)%	36,363	40,852	(11)%
Income before income taxes	15,976	16,653	884	(4)%	1707%	32,629	12,931	152%
Income tax expense	4,623	4,507	(31)	3%	15013%	9,130	3,207	185%
Net income	$11,353	$12,146	$915	(7)%	1141%	$23,499	$9,724	142%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.26	$0.28	$0.02	(7)%	1200%	$0.54	$0.24	125%
Diluted earnings per share	$0.26	$0.28	$0.02	(7)%	1200%	$0.54	$0.24	125%
Weighted average shares outstanding - basic	43,202,562	43,108,208	41,925,616	0%	3%	43,155,360	40,083,056	8%
Weighted average shares outstanding - diluted	43,721,451	43,670,341	42,508,674	0%	3%	43,695,117	40,660,083	7%
Common shares outstanding at period-end	43,498,406	43,323,753	43,222,184	0%	1%	43,498,406	43,222,184	1%
Dividend per share	$0.12	$0.12	$0.11	0%	9%	$0.24	$0.22	9%
Book value per share	$8.92	$8.74	$8.01	2%	11%	$8.92	$8.01	11%
Tangible book value per share	$6.75	$6.54	$5.77	3%	17%	$6.75	$5.77	17%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	11.96%	13.28%	1.11%	(10)%	977%	12.61%	6.52%	93%
Annualized return on average tangible equity	15.94%	17.90%	1.49%	(11)%	970%	16.89%	8.43%	100%
Annualized return on average assets	1.48%	1.58%	0.12%	(6)%	1133%	1.53%	0.67%	128%
Annualized return on average tangible assets	1.53%	1.63%	0.12%	(6)%	1175%	1.58%	0.69%	129%
Net interest margin (fully tax equivalent)	4.38%	4.38%	4.30%	0%	2%	4.38%	4.22%	4%
Efficiency ratio	54.76%	53.47%	75.47%	2%	(27)%	54.12%	66.44%	(19)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$3,070,043	$3,109,583	$3,046,566	(1)%	1%	$3,089,704	$2,908,210	6%
Average tangible assets	$2,975,096	$3,014,029	$2,961,335	(1)%	0%	$2,994,455	$2,839,917	5%
Average earning assets	$2,844,677	$2,885,591	$2,826,786	(1)%	1%	$2,865,021	$2,713,500	6%
Average loans held-for-sale	$4,256	$3,125	$3,410	36%	25%	$3,693	$3,328	11%
Average total loans	$1,831,218	$1,833,965	$1,835,001	0%	0%	$1,832,584	$1,700,918	8%
Average deposits	$2,590,933	$2,637,308	$2,622,580	(2)%	(1)%	$2,613,993	$2,514,057	4%
Average demand deposits - noninterest-bearing	$1,001,914	$1,024,142	$991,902	(2)%	1%	$1,012,967	$969,002	5%
Average interest-bearing deposits	$1,589,019	$1,613,166	$1,630,678	(1)%	(3)%	$1,601,026	$1,545,055	4%
Average interest-bearing liabilities	$1,628,554	$1,652,658	$1,670,033	(1)%	(2)%	$1,640,539	$1,584,344	4%
Average equity	$380,605	$370,792	$331,210	3%	15%	$375,751	$300,943	25%
Average tangible equity	$285,658	$275,238	$245,979	4%	16%	$280,502	$232,650	21%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2019	2019	2018	2018	2018
Interest income	$33,489	$33,449	$35,378	$34,610	$31,980
Interest expense	2,573	2,407	2,318	2,159	1,816
Net interest income before provision
for loan losses	30,916	31,042	33,060	32,451	30,164
Provision (credit) for loan losses	(740)	(1,061)	142	(425)	7,198
Net interest income after provision					22,966
for loan losses	31,656	32,103	32,918	32,876
Noninterest income:
Service charges and fees on deposit accounts	1,177	1,161	1,132	1,107	972
Gain on sales of securities	548	—	—	—	179
Increase in cash surrender value of
life insurance	333	330	229	216	237
Servicing income	150	191	176	163	189
Gain on sales of SBA loans	36	139	147	236	80
Other	521	647	709	484	1,123
Total noninterest income	2,765	2,468	2,393	2,206	2,780
Noninterest expense:
Salaries and employee benefits	10,698	10,770	9,699	10,719	14,806
Occupancy and equipment	1,578	1,506	1,484	1,559	1,262
Professional fees	753	818	853	721	(289)
Other	5,416	4,824	4,905	4,729	9,083
Total noninterest expense	18,445	17,918	16,941	17,728	24,862
Income before income taxes	15,976	16,653	18,370	17,354	884
Income tax expense (benefit)	4,623	4,507	5,138	4,979	(31)
Net income	$11,353	$12,146	$13,232	$12,375	$915

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.26	$0.28	$0.31	$0.29	$0.02
Diluted earnings per share	$0.26	$0.28	$0.30	$0.28	$0.02
Weighted average shares outstanding - basic	43,202,562	43,108,208	43,079,470	43,230,016	41,925,616
Weighted average shares outstanding - diluted	43,721,451	43,670,341	43,691,222	43,731,370	42,508,674
Common shares outstanding at period-end	43,498,406	43,323,753	43,288,750	43,271,676	43,222,184
Dividend per share	$0.12	$0.12	$0.11	$0.11	$0.11
Book value per share	$8.92	$8.74	$8.49	$8.17	$8.01
Tangible book value per share	$6.75	$6.54	$6.28	$5.94	$5.77

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	11.96%	13.28%	14.68%	14.03%	1.11%
Annualized return on average tangible equity	15.94%	17.90%	20.08%	19.36%	1.49%
Annualized return on average assets	1.48%	1.58%	1.64%	1.54%	0.12%
Annualized return on average tangible assets	1.53%	1.63%	1.69%	1.59%	0.12%
Net interest margin (fully tax equivalent)	4.38%	4.38%	4.42%	4.36%	4.30%
Efficiency ratio	54.76%	53.47%	47.78%	51.15%	75.47%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$3,070,043	$3,109,583	$3,208,177	$3,193,139	$3,046,566
Average tangible assets	$2,975,096	$3,014,029	$3,112,065	$3,096,703	$2,961,335
Average earning assets	$2,844,677	$2,885,591	$2,980,207	$2,965,926	$2,826,786
Average loans held-for-sale	$4,256	$3,125	$5,435	$7,076	$3,410
Average total loans	$1,831,218	$1,833,965	$1,868,186	$1,911,715	$1,835,001
Average deposits	$2,590,933	$2,637,308	$2,752,120	$2,749,026	$2,622,580
Average demand deposits - noninterest-bearing	$1,001,914	$1,024,142	$1,107,813	$1,071,638	$991,902
Average interest-bearing deposits	$1,589,019	$1,613,166	$1,644,307	$1,677,388	$1,630,678
Average interest-bearing liabilities	$1,628,554	$1,652,658	$1,683,790	$1,716,813	$1,670,033
Average equity	$380,605	$370,792	$357,505	$349,971	$331,210
Average tangible equity	$285,658	$275,238	$261,393	$253,535	$245,979

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2019	2019	2018	2019	2018
ASSETS
Cash and due from banks	$36,302	$38,699	$46,340	(6)%	(22)%
Other investments and interest-bearing deposits
in other financial institutions	239,710	196,278	177,448	22%	35%
Securities available-for-sale, at fair value	383,156	452,521	335,923	(15)%	14%
Securities held-to-maturity, at amortized cost	351,399	367,023	388,603	(4)%	(10)%
Loans held-for-sale - SBA, including deferred costs	5,202	3,216	5,745	62%	(9)%
Loans:
Commercial	567,529	559,718	609,468	1%	(7)%
Real estate:
CRE	1,037,885	1,012,641	1,030,884	2%	1%
Land and construction	97,297	98,222	128,891	(1)%	(25)%
Home equity	116,057	118,448	121,278	(2)%	(4)%
Residential mortgages	48,944	49,786	54,367	(2)%	(10)%
Consumer	10,279	9,690	12,060	6%	(15)%
Loans	1,877,991	1,848,505	1,956,948	2%	(4)%
Deferred loan fees, net	(224)	(187)	(315)	20%	(29)%
Total loans, net of deferred fees	1,877,767	1,848,318	1,956,633	2%	(4)%
Allowance for loan losses	(26,631)	(27,318)	(26,664)	(3)%	0%
Loans, net	1,851,136	1,821,000	1,929,969	2%	(4)%
Company-owned life insurance	62,522	62,189	61,414	1%	2%
Premises and equipment, net	6,975	6,998	7,355	0%	(5)%
Goodwill	83,753	83,753	84,417	0%	(1)%
Other intangible assets	10,900	11,454	12,293	(5)%	(11)%
Accrued interest receivable and other assets	76,976	72,746	73,700	6%	4%
Total assets	$3,108,031	$3,115,877	$3,123,207	0%	0%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$994,082	$1,016,770	$1,002,053	(2)%	(1)%
Demand, interest-bearing	682,114	704,996	683,805	(3)%	0%
Savings and money market	788,832	759,306	827,304	4%	(5)%
Time deposits-under $250	53,351	56,385	72,030	(5)%	(26)%
Time deposits-$250 and over	88,519	90,042	81,379	(2)%	9%
CDARS - money market and time deposits	15,575	12,745	17,048	22%	(9)%
Total deposits	2,622,473	2,640,244	2,683,619	(1)%	(2)%
Subordinated debt, net of issuance costs	39,461	39,414	39,275	0%	0%
Accrued interest payable and other liabilities	57,989	57,703	54,044	0%	7%
Total liabilities	2,719,923	2,737,361	2,776,938	(1)%	(2)%

Shareholders’ Equity:
Common stock	302,305	301,550	299,224	0%	1%
Retained earnings	92,105	85,953	62,911	7%	46%
Accumulated other comprehensive loss	(6,302)	(8,987)	(15,866)	30%	60%
Total Shareholders' Equity	388,108	378,516	346,269	3%	12%
Total liabilities and shareholders’ equity	$3,108,031	$3,115,877	$3,123,207	0%	0%

	End of Period:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2019	2019	2018	2018	2018
ASSETS
Cash and due from banks	$36,302	$38,699	$30,273	$40,831	$46,340
Other investments and interest-bearing deposits
in other financial institutions	239,710	196,278	134,295	340,198	177,448
Securities available-for-sale, at fair value	383,156	452,521	459,043	319,071	335,923
Securities held-to-maturity, at amortized cost	351,399	367,023	377,198	375,732	388,603
Loans held-for-sale - SBA, including deferred costs	5,202	3,216	2,649	6,344	5,745
Loans:
Commercial	567,529	559,718	597,763	600,594	609,468
Real estate:
CRE	1,037,885	1,012,641	994,067	988,491	1,030,884
Land and construction	97,297	98,222	122,358	131,548	128,891
Home equity	116,057	118,448	109,112	116,657	121,278
Residential mortgages	48,944	49,786	50,979	52,441	54,367
Consumer	10,279	9,690	12,453	9,932	12,060
Loans	1,877,991	1,848,505	1,886,732	1,899,663	1,956,948
Deferred loan fees, net	(224)	(187)	(327)	(276)	(315)
Total loans, net of deferred fees	1,877,767	1,848,318	1,886,405	1,899,387	1,956,633
Allowance for loan losses	(26,631)	(27,318)	(27,848)	(27,426)	(26,664)
Loans, net	1,851,136	1,821,000	1,858,557	1,871,961	1,929,969
Company-owned life insurance	62,522	62,189	61,859	61,630	61,414
Premises and equipment, net	6,975	6,998	7,137	7,246	7,355
Goodwill	83,753	83,753	83,753	83,752	84,417
Other intangible assets	10,900	11,454	12,007	12,614	12,293
Accrued interest receivable and other assets	76,976	72,746	69,791	73,531	73,700
Total assets	$3,108,031	$3,115,877	$3,096,562	$3,192,910	$3,123,207

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$994,082	$1,016,770	$1,021,582	$1,081,846	$1,002,053
Demand, interest-bearing	682,114	704,996	702,000	670,624	683,805
Savings and money market	788,832	759,306	754,277	828,297	827,304
Time deposits-under $250	53,351	56,385	58,661	68,194	72,030
Time deposits-$250 and over	88,519	90,042	86,114	84,763	81,379
CDARS - money market and time deposits	15,575	12,745	14,898	11,575	17,048
Total deposits	2,622,473	2,640,244	2,637,532	2,745,299	2,683,619
Subordinated debt, net of issuance costs	39,461	39,414	39,369	39,322	39,275
Accrued interest payable and other liabilities	57,989	57,703	52,195	54,723	54,044
Total liabilities	2,719,923	2,737,361	2,729,096	2,839,344	2,776,938

Shareholders’ Equity:
Common stock	302,305	301,550	300,844	300,208	299,224
Retained earnings	92,105	85,953	79,003	70,531	62,911
Accumulated other comprehensive loss	(6,302)	(8,987)	(12,381)	(17,173)	(15,866)
Total Shareholders' Equity	388,108	378,516	367,466	353,566	346,269
Total liabilities and shareholders’ equity	$3,108,031	$3,115,877	$3,096,562	$3,192,910	$3,123,207

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2019	2019	2018	2019	2018
Nonaccrual loans - held-for-investment	$15,695	$15,958	$26,034	(2)%	(40)%
Restructured and loans over 90 days past due
and still accruing	1,323	1,357	511	(3)%	159%
Total nonperforming loans	17,018	17,315	26,545	(2)%	(36)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$17,018	$17,315	$26,545	(2)%	(36)%
Other restructured loans still accruing	$175	$201	$265	(13)%	(34)%
Net charge-offs (recoveries) during the quarter	$(53)	$(531)	$673	90%	(108)%
Provision (credit) for loan losses during the quarter	$(740)	$(1,061)	$7,198	30%	(110)%
Allowance for loan losses	$26,631	$27,318	$26,664	(3)%	0%
Classified assets	$31,176	$25,176	$32,264	24%	(3)%
Allowance for loan losses to total loans	1.42%	1.48%	1.36%	(4)%	4%
Allowance for loan losses to total nonperforming loans	156.49%	157.77%	100.45%	(1)%	56%
Nonperforming assets to total assets	0.55%	0.56%	0.85%	(2)%	(35)%
Nonperforming loans to total loans	0.91%	0.94%	1.36%	(3)%	(33)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for loan losses	10%	8%	11%	25%	(9)%
Classified assets to Heritage Bank of Commerce
Tier 1capital plus allowance for loan losses	9%	8%	11%	13%	(18)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$293,455	$283,309	$249,559	4%	18%
Shareholders’ equity / total assets	12.49%	12.15%	11.09%	3%	13%
Tangible common equity / tangible assets (2)	9.74%	9.38%	8.25%	4%	18%
Loan to deposit ratio	71.60%	70.01%	72.91%	2%	(2)%
Noninterest-bearing deposits / total deposits	37.91%	38.51%	37.34%	(2)%	2%
Total risk-based capital ratio	15.9%	15.6%	13.5%	2%	18%
Tier 1 risk-based capital ratio	13.0%	12.6%	10.7%	3%	21%
Common Equity Tier 1 risk-based capital ratio	13.0%	12.6%	10.7%	3%	21%
Leverage ratio	9.9%	9.5%	8.7%	4%	14%
Heritage Bank of Commerce:
Total risk-based capital ratio	14.9%	14.6%	12.5%	2%	19%
Tier 1 risk-based capital ratio	13.7%	13.4%	11.4%	2%	20%
Common Equity Tier 1 risk-based capital ratio	13.7%	13.4%	11.4%	2%	20%
Leverage ratio	10.5%	10.1%	9.3%	4%	13%

(1)	Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	End of Period:
CREDIT QUALITY DATA	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2019	2019	2018	2018	2018
Nonaccrual loans - held-for-investment	$15,695	$15,958	$13,699	$23,342	$26,034
Restructured and loans over 90 days past due
and still accruing	1,323	1,357	1,188	1,373	511
Total nonperforming loans	17,018	17,315	14,887	24,715	26,545
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$17,018	$17,315	$14,887	$24,715	$26,545
Other restructured loans still accruing	$175	$201	$253	$334	$265
Net charge-offs (recoveries) during the quarter	$(53)	$(531)	$(280)	$(1,187)	$673
Provision (credit) for loan losses during the quarter	$(740)	$(1,061)	$142	$(425)	$7,198
Allowance for loan losses	$26,631	$27,318	$27,848	$27,426	$26,664
Classified assets	$31,176	$25,176	$23,409	$30,546	$32,264
Allowance for loan losses to total loans	1.42%	1.48%	1.48%	1.44%	1.36%
Allowance for loan losses to total nonperforming loans	156.49%	157.77%	187.06%	110.97%	100.45%
Nonperforming assets to total assets	0.55%	0.56%	0.48%	0.77%	0.85%
Nonperforming loans to total loans	0.91%	0.94%	0.79%	1.30%	1.36%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for loan losses	10%	8%	8%	10%	11%
Classified assets to Heritage Bank of Commerce
Tier 1capital plus allowance for loan losses	9%	8%	7%	10%	11%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$293,455	$283,309	$271,706	$257,200	$249,559
Shareholders’ equity / total assets	12.49%	12.15%	11.87%	11.07%	11.09%
Tangible common equity / tangible assets (2)	9.74%	9.38%	9.05%	8.31%	8.25%
Loan to deposit ratio	71.60%	70.01%	71.52%	69.19%	72.91%
Noninterest-bearing deposits / total deposits	37.91%	38.51%	38.73%	39.41%	37.34%
Total risk-based capital ratio	15.9%	15.6%	15.0%	14.4%	13.5%
Tier 1 risk-based capital ratio	13.0%	12.6%	12.0%	11.5%	10.7%
Common Equity Tier 1 risk-based capital ratio	13.0%	12.6%	12.0%	11.5%	10.7%
Leverage ratio	9.9%	9.5%	8.9%	8.6%	8.7%
Heritage Bank of Commerce:
Total risk-based capital ratio	14.9%	14.6%	14.0%	13.4%	12.5%
Tier 1 risk-based capital ratio	13.7%	13.4%	12.8%	12.2%	11.4%
Common Equity Tier 1 risk-based capital ratio	13.7%	13.4%	12.8%	12.2%	11.4%
Leverage ratio	10.5%	10.1%	9.4%	9.1%	9.3%

(1)  Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	June 30, 2019			June 30, 2018
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,835,474	$27,251	5.96%	$1,838,411	$26,355	5.75%
Securities - taxable	707,710	4,136	2.34%	668,243	3,767	2.26%
Securities - exempt from Federal tax (3)	85,329	692	3.25%	88,102	708	3.22%
Other investments and interest-bearing deposits
in other financial institutions	216,164	1,556	2.89%	232,030	1,298	2.24%
Total interest earning assets (3)	2,844,677	33,635	4.74%	2,826,786	32,128	4.56%
Cash and due from banks	37,051			38,949
Premises and equipment, net	7,050			7,368
Goodwill and other intangible assets	94,947			85,231
Other assets	86,318			88,232
Total assets	$3,070,043			$3,046,566

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,001,914			$991,902

Demand, interest-bearing	686,872	612	0.36%	662,303	465	0.28%
Savings and money market	744,475	1,034	0.56%	793,846	619	0.31%
Time deposits - under $100	19,267	22	0.46%	22,650	23	0.41%
Time deposits - $100 and over	126,303	326	1.04%	136,048	129	0.38%
CDARS - money market and time deposits	12,102	1	0.03%	15,831	3	0.08%
Total interest-bearing deposits	1,589,019	1,995	0.50%	1,630,678	1,239	0.30%
Total deposits	2,590,933	1,995	0.31%	2,622,580	1,239	0.19%

Subordinated debt, net of issuance costs	39,431	577	5.87%	39,245	577	5.90%
Short-term borrowings	104	1	3.86%	110	—	0.00%
Total interest-bearing liabilities	1,628,554	2,573	0.63%	1,670,033	1,816	0.44%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,630,468	2,573	0.39%	2,661,935	1,816	0.27%
Other liabilities	58,970			53,421
Total liabilities	2,689,438			2,715,356
Shareholders’ equity	380,605			331,210
Total liabilities and shareholders’ equity	$3,070,043			$3,046,566

Net interest income (3) / margin		31,062	4.38%		30,312	4.30%
Less tax equivalent adjustment (3)		(146)			(148)
Net interest income		$30,916			$30,164

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $210,000 for the second quarter of 2019, compared to $32,000 for the second quarter of 2018.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2019			March 31, 2019
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,835,474	$27,251	5.96%	$1,837,090	$26,807	5.92%
Securities - taxable	707,710	4,136	2.34%	741,288	4,509	2.47%
Securities - exempt from Federal tax (3)	85,329	692	3.25%	85,943	694	3.27%
Other investments and interest-bearing deposits
in other financial institutions	216,164	1,556	2.89%	221,270	1,585	2.91%
Total interest earning assets (3)	2,844,677	33,635	4.74%	2,885,591	33,595	4.72%
Cash and due from banks	37,051			37,207
Premises and equipment, net	7,050			7,090
Goodwill and other intangible assets	94,947			95,554
Other assets	86,318			84,141
Total assets	$3,070,043			$3,109,583

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,001,914			$1,024,142

Demand, interest-bearing	686,872	612	0.36%	701,702	618	0.36%
Savings and money market	744,475	1,034	0.56%	751,191	907	0.49%
Time deposits - under $100	19,267	22	0.46%	20,380	21	0.42%
Time deposits - $100 and over	126,303	326	1.04%	126,571	288	0.92%
CDARS - money market and time deposits	12,102	1	0.03%	13,322	2	0.06%
Total interest-bearing deposits	1,589,019	1,995	0.50%	1,613,166	1,836	0.46%
Total deposits	2,590,933	1,995	0.31%	2,637,308	1,836	0.28%

Subordinated debt, net of issuance costs	39,431	577	5.87%	39,386	571	5.88%
Short-term borrowings	104	1	3.86%	106	—	0.00%
Total interest-bearing liabilities	1,628,554	2,573	0.63%	1,652,658	2,407	0.59%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,630,468	2,573	0.39%	2,676,800	2,407	0.36%
Other liabilities	58,970			61,991
Total liabilities	2,689,438			2,738,791
Shareholders’ equity	380,605			370,792
Total liabilities and shareholders’ equity	$3,070,043			$3,109,583

Net interest income (3) / margin		31,062	4.38%		31,188	4.38%
Less tax equivalent adjustment (3)		(146)			(146)
Net interest income		$30,916			$31,042

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $210,000 for the second quarter of 2019, compared to $91,000 for the first quarter of 2019.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2019			June 30, 2018
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,836,277	$54,058	5.94%	$1,704,246	$48,639	5.76%
Securities - taxable	724,406	8,645	2.41%	681,549	7,629	2.26%
Securities - exempt from Federal tax (3)	85,634	1,386	3.26%	88,285	1,418	3.24%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	218,704	3,141	2.90%	239,420	2,469	2.08%
Total interest earning assets (3)	2,865,021	67,230	4.73%	2,713,500	60,155	4.47%
Cash and due from banks	37,129			36,460
Premises and equipment, net	7,070			7,336
Goodwill and other intangible assets	95,249			68,293
Other assets	85,235			82,621
Total assets	$3,089,704			$2,908,210

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,012,967			$969,002

Demand, interest-bearing	694,246	1,230	0.36%	635,562	768	0.24%
Savings and money market	747,815	1,941	0.52%	741,841	1,062	0.29%
Time deposits - under $100	19,820	44	0.45%	19,983	35	0.35%
Time deposits - $100 and over	126,436	613	0.98%	131,525	327	0.50%
CDARS - money market and time deposits	12,709	3	0.05%	16,144	5	0.06%
Total interest-bearing deposits	1,601,026	3,831	0.48%	1,545,055	2,197	0.29%
Total deposits	2,613,993	3,831	0.30%	2,514,057	2,197	0.18%

Subordinated debt, net of issuance costs	39,408	1,148	5.87%	39,215	1,148	5.90%
Short-term borrowings	105	1	1.92%	74	—	0.00%
Total interest-bearing liabilities	1,640,539	4,980	0.61%	1,584,344	3,345	0.43%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,653,506	4,980	0.38%	2,553,346	3,345	0.26%
Other liabilities	60,447			53,921
Total liabilities	2,713,953			2,607,267
Shareholders’ equity	375,751			300,943
Total liabilities and shareholders’ equity	$3,089,704			$2,908,210

Net interest income (3) / margin		62,250	4.38%		56,810	4.22%
Less tax equivalent adjustment (3)		(292)			(298)
Net interest income		$61,958			$56,512

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $301,000 for the first six months ended June 30, 2019, compared to $249,000 for the first six months ended June 30, 2018.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.